EXHIBIT 10.2

Effective as of May 1, 2024, PetVivo Holdings, Inc. (the “Company”) reduced the salary of Randal Meyer, its Chief Operating Officer from $270,00 annually to $150,000 annually in connection with the Company’s cost reduction program. All other terms of the employment agreement effective as of November 10, 2021, as amended, between the Company and Mr. Meyer remain the same.